EXHIBIT 99.1

II-VI Incorporated Reports Solid Fiscal 2017 First Quarter Results; Optical Communications Remains Strong and Growing; Company Accelerates New Technology Platform Investment

  Bookings increased 31% and Revenues increased 17% compared to Q1FY16
  GAAP EPS in line with Q1FY16, Adjusted EPS increased 30% over Q1FY16

PITTSBURGH, Oct. 25, 2016 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) ("II-VI" or the "Company") today reported results for its first fiscal quarter ended September 30, 2016.

Vincent D. Mattera, Jr., President and Chief Executive Officer, said “We started our new fiscal year with a very good first quarter, reporting results at the high end of our guidance. Component sales into the optical communications market led the growth in margins, and our industrial laser business remained steady.  Our new acquisitions met our expectations, and we have made good progress in our investment programs to scale our technology platforms to address fast-growing, emerging markets such as 3D sensing, power electronics and data center interconnects. Overall, it was a great start to our fiscal year 2017.”

Table 1
$ Millions, except per share amounts and %
(Unaudited)

				% Increase
	Three Months Ended			(Decrease) from

	Sept 30,	June 30,	Sept 30,	June 30,	Sept 30,
	2016	2016	2015	2016	2015

Bookings (1)	$244.3	$244.9	$187.2	(0%)	31%

Revenues	$221.5	$241.4	$189.2	(8%)	17%

Net earnings	$16.3	$14.3	$17.2	14%	(5%)
Adjusted net earnings (2)	$22.5	$20.8	$17.2	8%	31%

Diluted earnings per share	$0.26	$0.23	$0.27	13%	(4%)
Adjusted diluted earnings per share (2)	$0.35	$0.33	$0.27	6%	30%

Other Selected Financial Metrics
Gross margin	39.5%	38.4%	37.6%	110 bps	190 bps

Return on sales	7.4%	5.9%	9.1%	150 bps	(170 bps)
Adjusted return on sales (2)	10.2%	8.6%	9.1%	160 bps	110 bps

(1) Bookings are orders the Company expects to convert to revenues within the next twelve months.

(2) Fiscal year 2017 excludes the Company’s acceleration of its new technology platform to increase its capability to produce new optoelectronic devices. Fiscal year 2016 excludes one-time transaction and restructuring expenses related to acquisitions. See Table 7 for Reconciliation of Reported Earnings to Adjusted Earnings.

As discussed below under “Use of Non-GAAP Financial Measures,” the Company is presenting certain non-GAAP financial measures in this release. Investors should consider non-GAAP adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with generally accepted accounting principles ("GAAP"). Please refer to the attached schedules for the applicable GAAP to non-GAAP reconciliations.

Outlook

The outlook for the second fiscal quarter ending December 31, 2016 is revenue of $220 million to $230 million and diluted earnings per share of $0.24 to $0.29. The additional R&D investment in the second fiscal quarter is expected to be around $0.10 per share. These amounts are calculated using prevailing exchange rates. Comparable results for the quarter ended December 31, 2015 were revenues of $191.4 million and diluted earnings per share of $0.30. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Segment Information

Operating income is defined as earnings before income taxes, interest expense and other expense or income, net.

Table 2
Segment Bookings, Revenues, Operating Income and Margins
$ Millions, except %
(Unaudited)
	Three Months Ended			% Increase (Decrease) from

	Sept 30,	June 30,	Sept 30,	June 30,	Sept 30,
	2016	2016	2015	2016	2015

Bookings:
II-VI Laser Solutions	$80.6	$88.7	$69.1	(9%)	17%
II-VI Photonics	104.6	106.5	65.2	(2%)	60%
II-VI Performance Products	59.1	49.7	52.9	19%	12%
Total Bookings	$244.3	$244.9	$187.2	(0%)	31%

Revenues:
II-VI Laser Solutions	$79.3	$87.4	$71.6	(9%)	11%
II-VI Photonics	95.8	99.1	71.9	(3%)	33%
II-VI Performance Products	46.4	54.9	45.7	(15%)	2%
Total Revenues	$221.5	$241.4	$189.2	(8%)	17%

Operating Income:
Adjusted II-VI Laser Solutions	$14.3	$14.1	$12.2	1%	17%
IR&D investment	(7.6)	-	-	-	-
Acquisition transaction expenses and one-time expenses	-	(6.7)	-	-	-
Consolidated II-VI Laser Solutions	$6.7	$7.4	$12.2	(9%)	(45%)
II-VI Photonics	13.9	14.5	6.3	(4%)	121%
II-VI Performance Products	3.1	7.0	3.3	(56%)	(6%)
Total Operating Income	$23.7	$28.9	$21.8	(18%)	9%

Adjusted Operating Income	$31.3	$35.6	$21.8	(12%)	44%

Operating Margin:

Adjusted II-VI Laser Solutions	18.0%	16.1%	17.0%	190 bps	100 bps
II-VI Laser Solutions	8.4%	8.5%	17.0%	(10 bps)	(860 bps)
II-VI Photonics	14.5%	14.6%	8.8%	(10 bps)	570 bps
II-VI Performance Products	6.7%	12.8%	7.2%	(610 bps)	(50 bps)
Total Operating Margin	10.7%	12.0%	11.5%	(130 bps)	(80 bps)
Adjusted Total Operating Margin	14.1%	14.7%	11.5%	(60 bps)	260 bps

Table 3 is a reconciliation of Operating Income reported in this press release to reported Net Earnings.

Table 3
$ Millions
(Unaudited)	Three Months Ended

	Sept 30,	June 30,	Sept 30,
	2016	2016	2015

Adjusted operating income (1)	$31.3	$35.6	$21.8
IR&D investment	(7.6)	-	-
Acquisition transaction expenses and one-time expenses	-	(6.7)	-
Operating income	$23.7	$28.9	$21.8
Interest expense	1.2	1.1	0.6
Other expense (income), net	(1.4)	(0.4)	(1.0)
Income taxes	7.6	13.9	5.0
Net Earnings	$16.3	$14.3	$17.2

Table 4 is a reconciliation of Operating Income reported in this press release to reported EBITDA.

Table 4
$ Millions
(Unaudited)	Three Months Ended

	Sept 30,	June 30,	Sept 30,
	2016	2016	2015

Operating income	$23.7	$28.9	$21.8
Depreciation and amortization	14.9	14.9	13.3
Other income (expense)	1.4	0.4	1.0
IR&D investment	7.6	-	-
Acquisition transaction expenses and one-time expenses	-	6.7	-
Adjusted EBITDA (1)(2)	$47.6	$50.9	$36.1

Table 5 is a reconciliation of EBITDA reported in this press release to reported Net Earnings.

Table 5
$ Millions
(Unaudited)	Three Months Ended

	Sept 30,	June 30,	Sept 30,
	2016	2016	2015

Adjusted EBITDA	$47.6	$50.9	$36.1
Adjusted EBITDA margin (1)(2)	21.5%	21.1%	19.1%
IR&D investment	$(7.6)	$-	$-
Acquisition transaction expenses and one-time expenses	-	(6.7)	-
EBITDA	$40.0	$44.2	$36.1
EBITDA margin (2)	18.1%	18.3%	19.1%
Interest Expense	$1.2	$1.1	$0.6
Depreciation and amortization	14.9	14.9	13.3
Income taxes	7.6	13.9	5.0
Net Earnings	$16.3	$14.3	$17.2

(1) Fiscal year 2017 excludes the Company’s acceleration of its new technology platform to increase its capability to produce new optoelectronic devices. Fiscal year 2016 excludes one-time transaction and restructuring expenses related to acquisitions. See Table 7 for Reconciliation of Reported Earnings to Adjusted Earnings.

(2) EBITDA is defined as earnings before interest, income taxes, depreciation and amortization.

Table 6 is a table of other selected financial information.

Table 6
$ Millions, except share information
(Unaudited)	Three Months Ended

	Sept 30,	June 30,	Sept 30,
	2016	2016	2015

Share-based compensation expense	$4.1	$0.8	$3.9
Cash paid for shares repurchased through the Company’s share repurchase program	$-	$-	$5.9
Shares repurchased through the Company’s share repurchase program	-	-	355,338

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, October 25, 2016 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's website at www.ii-vi.com as well as at http://tinyurl.com/h6d27ug. A replay of the webcast will be available for two weeks following the call.

Use of Non-GAAP Financial Measures

The Company has disclosed adjusted financial measurements in this press release that present financial information considered to be non-GAAP financial measures. These measurements are not a substitute for GAAP measurements, although the Company's management uses these measurements as an aid in monitoring the Company's on-going financial performance. The adjusted non-GAAP net earnings and adjusted non-GAAP earnings per share measure the earnings of the Company, excluding non-recurring or unusual items that are considered by management to be outside of the Company’s standard operations. EBITDA is an adjusted non-GAAP financial measurement that is considered by management to be useful in measuring the profitability between companies within the industry by reflecting operating results of the Company excluding non-operating factors. There are limitations associated with the use of non-GAAP financial measures, including that such measures may not be entirely comparable to similarly titled measures used by other companies, due to potential differences among calculation methodologies. Thus, there can be no assurance that items excluded from the non-GAAP financial measures will not occur in the future, or that there could be cash costs associated with items excluded from the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Recently Adopted Accounting Pronouncement

The Company adopted ASU 2015-03, Interest – imputation of interest (Subtopic 835-30): simplifying the presentation of debt issuance costs. This ASU requires entities to present debt issuance costs in the balance sheet as a direct deduction from the carrying amount of the corresponding debt liability, consistent with debt discounts. Upon adoption, the Company reclassified these costs as unamortized debt issuance costs that reduce long-term debt in the liabilities in the Condensed Consolidated Balance Sheets and retrospectively reclassified the $0.6 million of deferred debt issuance costs that were previously presented as deferred financing costs as an asset as of June 30, 2016.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and optoelectronic components and devices, is a vertically integrated manufacturing company that develops innovative products for diversified applications in the industrial, optical communications, military, life sciences, semiconductor equipment, and consumer markets. Headquartered in Saxonburg, Pennsylvania, with research and development, manufacturing, sales, service, and distribution facilities worldwide, the Company produces a wide variety of application-specific photonic and electronic materials and components, and deploys them in various forms including integrated with advanced software to enable our customers.

Forward-looking Statements

This press release contains forward-looking statements relating to future events and expectations that are based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it in this release have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016; (iii) the purchasing patterns of customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company's ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions; and/or (vii) the Company's ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Revenues
Net sales:
Domestic	$69,318	$83,740	$70,751
International	152,202	157,730	118,456
Total Revenues	221,520	241,470	189,207

Costs, Expenses & Other Expense (Income)
Cost of goods sold	133,918	148,859	118,018
Internal research and development	21,832	20,102	13,151
Selling, general and administrative	42,079	43,595	36,310
Interest expense	1,246	1,066	649
Other expense (income), net	(1,402)	(429)	(1,057)
Total Costs, Expenses, & Other Expense (Income)	197,673	213,193	167,071

Earnings Before Income Taxes	23,847	28,277	22,136

Income Taxes	7,553	13,934	4,922

Net Earnings	$16,294	$14,343	$17,214

Diluted Earnings Per Share	$0.26	$0.23	$0.27

Basic Earnings Per Share	$0.26	$0.23	$0.28

Average Shares Outstanding - Diluted	63,590	63,297	62,729
Average Shares Outstanding - Basic	62,020	61,707	61,223

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited) ($000)

	September 30,	June 30,
	2016	2016
Assets
Current Assets
Cash and cash equivalents	$220,096	$218,445
Accounts receivable	155,954	164,817
Inventories	182,647	175,133
Prepaid and refundable income taxes	5,807	6,535
Prepaid and other current assets	20,060	18,033
Total Current Assets	584,564	582,963
Property, plant & equipment, net	260,912	242,857
Goodwill	233,604	233,755
Other intangible assets, net	121,444	124,590
Investment	11,684	11,354
Deferred income taxes	6,568	7,848
Other assets	9,711	8,614
Total Assets	$1,228,487	$1,211,981

Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of long-term debt	$20,000	$20,000
Accounts payable	62,138	53,796
Accruals and other current liabilities	72,088	97,446
Total Current Liabilities	154,226	171,242
Long-term debt	228,206	215,307
Deferred income taxes	11,734	11,103
Other liabilities	33,764	31,991
Total Liabilities	427,930	429,643
Total Shareholders’ Equity	800,557	782,338
Total Liabilities and Shareholders’ Equity	$1,228,487	$1,211,981

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited) ($000)

	Three Months Ended
	September 30,
	2016	2015
Cash Flows from Operating Activities
Net cash provided by operating activities	$19,513	$22,179

Cash Flows from Investing Activities
Additions to property, plant & equipment	(29,994)	(9,424)
Other investing activities	145	25
Net cash used in investing activities	(29,849)	(9,399)

Cash Flows from Financing Activities
Proceeds from borrowings	24,000	4,000
Payments on borrowings	(10,000)	(17,500)
Purchases of treasury stock	-	(5,884)
Proceeds from exercises of stock options	1,745	766
Payments in satisfaction of employees' minimum tax obligations	(2,230)	(1,680)
Debt issuance costs	(1,384)	-
Other financing activities	139	30
Net cash provided by (used in) financing activities	12,270	(20,268)

Effect of exchange rate changes on cash and cash equivalents	(283)	(2,367)

Net increase (decrease) in cash and cash equivalents	1,651	(9,855)

Cash and Cash Equivalents at Beginning of Period	218,445	173,634
Cash and Cash Equivalents at End of Period	$220,096	$163,779

Table 7
II-VI Incorporated and Subsidiaries
Reconciliation of Selected Non-GAAP Financial Measurements
($ Millions, except per share amounts)

Reconciliation of Reported Earnings to Adjusted Earnings
(Unaudited)

	Three Months Ended

	Sept 30,	June 30,	Sept 30,
	2016	2016	2015

Reported Earnings	$16.3	$14.3	$17.2

Add back one-time items:
IR&D investment	7.6	-	-
Acquisition transaction expenses and one-time expenses	-	6.7	-

Income tax impact on one-time items	(1.4)	(0.2)	-

Adjusted Earnings	$22.5	$20.8	$17.2

Per share data:
Reported Earnings:
Earnings - Diluted Earnings Per Share	$0.26	$0.23	$0.27
Earnings - Basic Earnings Per Share	$0.26	$0.23	$0.28

Per share, After-Tax Impact of Adjustments on:
Adjustments - Diluted Earnings Per Share	$0.10	$0.10	$-
Adjustments - Basic Earnings Per Share	$0.10	$0.11	$-

Adjusted Earnings:
Adjusted Earnings - Diluted Earnings Per Share	$0.35	$0.33	$0.27
Adjusted Earnings - Basic Earnings Per Share	$0.36	$0.34	$0.28

CONTACT:
II-VI Incorporated
Mary Jane Raymond, Chief Financial Officer
(724) 352-4455